Exhibit 99.1

CONTACTS FOR KNIGHT

Margaret Wyrwas

Senior Vice President, Corporate Communications & Investor Relations

201-557-6954 or mwyrwas@knighttrading.com

Kara Fitzsimmons

Vice President, Corporate Communications

201-356-1523 or kfitzsimmons@knighttrading.com

Judy Pirro

Manager, Investor and Shareholder Relations

201-356-1548 or jpirro@knighttrading.com

Catherine Smith

Manager, Marketing Communications and Public Relations

201-557-6992 or csmith@knighttrading.com

FOR IMMEDIATE RELEASE:

KNIGHT TRADING GROUP EXECUTIVE VICE PRESIDENT

ANTHONY M. SANFILIPPO TO LEAVE COMPANY

Senior Vice President Gregory C. Voetsch to Oversee All Client Sales

JERSEY CITY, New Jersey (June 3, 2003) – Knight Trading Group, Inc. (Nasdaq: NITE) today announced that Anthony M. Sanfilippo, Executive Vice President and Head of Broker-Dealer Client Group, will resign from his executive management position at the conclusion of a transitional period. Mr. Sanfilippo will remain a Director on the Knight Board.

“Tony’s work over the last year has been critical in moving the company toward profitability,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “Under Tony’s guidance, Knight’s broker-dealer business has become as efficient as possible for the new market structure without sacrificing the strengths for which Knight is known. We remain one of the largest destinations for broker-dealer order flow due to our comprehensive offerings, competitive execution quality and industry-leading technology. As such, Knight’s broker-dealer business is in an even better position to complement Knight’s growing institutional business.”

Mr. Sanfilippo, 46, came to Knight in 1997 when Tradetech Securities, a Nasdaq InterMarket trading firm that he founded and managed as President and Chief Executive Officer, was acquired by Trimark Securities (now Knight Capital Markets LLC, Knight’s listed cash equities subsidiary). In the U.S., he managed Knight’s listed operations before assuming responsibility for all aspects of Knight’s broker-dealer business, including client relationships and sales. As Co-Head of Global Equities and, in June 2001, Head of Global Equities, he oversaw Knight’s presence in Europe and Japan and was responsible for downsizing international operations according to the market conditions and market structure changes over the last two years. In addition to his responsibilities for listed, broker-dealer and international operations during his tenure, Mr. Sanfilippo was Interim Chief Executive Officer of Knight from February 2002 until Mr. Joyce’s appointment in May 2002.

“I feel that I have achieved many of my professional goals since joining Knight, and I’m satisfied with my contribution to positioning the company for the future. Now, I am ready to seek challenges outside these walls for the first time in six years,” Mr. Sanfilippo said. “It’s not easy for me to leave behind the company I helped to grow from the very beginning. I also will miss working with my Knight colleagues day-to-day. However, I look forward to watching – with pride – as the company continues to realize successes.”

Knight also announced today that it is streamlining its sales functions as part of the company’s overall efforts to increase efficiencies and restructure around clients. As Head of Sales, a newly created position, Senior Vice President Gregory C. Voetsch, 41, will oversee all client sales initiatives for the company. Mr. Voetsch, who joined Knight as Head of Institutional Client Group in 2002, will continue to have direct responsibility for institutional client sales. Prior to joining Knight, he was a Managing Director and Head of Nasdaq Sales Trading at Salomon Smith Barney.

Andrew D. Kolinsky, 44, will report to Mr. Voetsch and continue to oversee broker-dealer client sales. Mr. Kolinsky, Senior Vice President, Marketing and Business Development, has been with Knight since 2000. Previously, he was responsible for marketing, sales, public relations and operations at the Chicago Stock Exchange.

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in cash equities and options. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the market as it strives to provide superior client service. Knight also maintains a $1 billion asset management business for institutions and high net worth individuals. More information about Knight can be obtained at www.knighttradinggroup.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

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